SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-2729
SERIES NO.: 16

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                             $ 400,640
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                        $  27,724
       Personal Investment Class                                       $   1,652
       Cash Management Class                                           $  75,838
       Reserve Class                                                   $     815
       Resource Class                                                  $  29,343
       Corporate Class                                                 $  10,905

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                              $ 0.0260
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                         $ 0.0245
       Personal Investment Class                                        $ 0.0233
       Cash Management Class                                            $ 0.0256
       Reserve Class                                                    $ 0.0217
       Resource Class                                                   $ 0.0250
       Corporate Class                                                  $ 0.0259

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                            14,191,149
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Private Investment Class                                        1,230,677
       Personal Investment Class                                          59,530
       Cash Management Class                                           2,841,136
       Reserve Class                                                      31,057
       Resource Class                                                  1,147,140
       Corporate Class                                                   429,513